                                                                    EXHIBIT 99.0

For Immmediate Release      Contacts: News Media                          Securities Analysts
                                      Lisa Marie Bongiovanni              Dianne Douglas
                                      310-252-3524                        310-252-2703
                                      LisaMarie.Bongiovanni@mattel.com    Dianne.Douglas@mattel.com

           MATTEL REPORTS 2001 FOURTH QUARTER AND FULL YEAR RESULTS


Full-Year Highlights
 .  Worldwide net sales up 3 percent;
 .  International gross sales up 10 percent; 13 percent in local currency;
 .  Worldwide gross sales for core brands: Barbie(R) down 3 percent; Hot
   Wheels(R) up 9 percent; American Girl(R) up 5 percent; and core Fisher-Price(R) up 5 percent;
 .  Gross margin improvement of 110 basis points of net sales; SG&A increased by
   10 basis points of net sales driven by higher bad debt expense;
 .  Operating income up 15 percent; and
 .  Earnings per share of $0.81, excluding charges.

Fourth Quarter Highlights
 .  Worldwide net sales up 2 percent;
 .  International gross sales up 17 percent; 16 percent in local currency;
 .  Worldwide gross sales for core brands: Barbie down 2 percent; Hot Wheels up 2 percent; American Girl up 4 percent; and core Fisher-Price down 1 percent;
 .  Gross margin improvement of 90 basis points of net sales; SG&A increased by
   80 basis points of net sales driven by higher bad debt expense;
 .  Operating income up 12 percent; and
 .  Earnings per share of $0.33, excluding charges.

EL SEGUNDO, Calif., January 31, 2002 - Mattel, Inc. (NYSE:MAT) today reported 2001 full year and fourth quarter financial results. For the year, excluding non-recurring charges, income from continuing operations was $351.6 million, or $0.81 per diluted share, an increase of 20 percent over last year's $293.3 million, or $0.69 per diluted share. Included in the full year income from continuing operations is pre-tax bad debt expense of $22.1 million recorded in the fourth quarter related to the write-down of receivables as a result of Kmart Corporation's bankruptcy filing. Including non-recurring charges, income from continuing operations was $310.9 million, or $0.71 per diluted share, compared to last year's $170.2 million, or $0.40 per diluted share.

                                    (more)

Mattel Reports 2001 Fourth Quarter and Full Year Results/Page 2

For the year, net sales from continuing operations were $4.8 billion, a 3 percent increase, or 4 percent in local currency, from $4.7 billion last year. Operating income was up 15 percent at $640.8 million. On a regional basis, full year gross sales from continuing operations decreased 1 percent in the U.S. In international markets, full year gross sales from continuing operations were up 10 percent, or 13 percent in local currency.

For the fourth quarter, excluding non-recurring charges, income from continuing operations was $146.0 million, or $0.33 per diluted share, an increase of 21 percent over last year's $120.6 million, or $0.28 per diluted share. Included in the fourth quarter income from continuing operations is pre-tax bad debt expense of $22.1 million related to the write-down of receivables as a result of Kmart Corporation's bankruptcy filing. Including non-recurring charges, fourth quarter income from continuing operations was $138.0 million, or $0.31 per diluted share, compared to last year's $105.1 million, or $0.25 per diluted share. Fourth quarter net sales from continuing operations were $1.6 billion, up 2 percent compared to last year's fourth quarter. Operating income was up 12 percent at $242.7 million. During the fourth quarter, domestic gross sales from continuing operations fell 8 percent, while international gross sales from continuing operations increased 17 percent, or 16 percent in local currency.

"I am pleased with our performance for the year, despite modest sales growth in the fourth quarter," said Robert A. Eckert, chairman and chief executive officer of Mattel. "I am also very encouraged by the double-digit growth of our international business, which was largely offset by declines in our domestic sales as retailers canceled holiday reorders as they continued to manage their inventories in light of uncertain consumer demand. In spite of the tough retail environment and higher bad debt expense, our cash flow and profitability were strong and virtually all of our brands grew at point of sale and gained market share."

                                    (more)

Mattel Reports 2001 Fourth Quarter and Full Year Results/Page 3

Girls

For the year, the Girls division, which includes the Barbie, Polly Pocket!(R), and American Girl brands, achieved worldwide gross sales of $2.2 billion, an increase of 3 percent, driven primarily by double-digit sales growth of Barbie in international markets, as well as strong performances by the Polly Pocket!, What's Her Face!(TM) and Diva Starz(R) brands. Additionally, American Girl, which is part of the Girls division, experienced a 5 percent increase in sales for the year. Barbie sales declined domestically, driven by a convergence of factors, including the continuation of retailer inventory management, tighter management of Holiday Celebration Barbie shipments, and a softening demand for higher-priced, adult-targeted collector dolls.

During the fourth quarter, the Girls division realized worldwide gross sales of $765.3 million, a 1 percent increase, which included a 2 percent decrease in Barbie sales. American Girl realized a 4 percent increase in sales for the quarter.

Boys-Entertainment

Full year, worldwide gross sales for the Boys-Entertainment division, which consists of the Wheels and Entertainment categories, were up 6 percent for the year at $1.3 billion. The Wheels category experienced a 1 percent increase in worldwide sales due to 9 percent growth in the Hot Wheels brand, which was partially offset by declines in the Matchbox(R) and Tyco R/C(R) brands. The Entertainment category experienced worldwide sales growth of 14 percent, due in large part to the successful global introduction of Harry Potter(R) branded products.

For the fourth quarter, worldwide gross sales for the Boys-Entertainment division increased by 5 percent to $430.6 million, with the Entertainment division's sales growing by 14 percent, offset by a 2 percent sales decline in the Wheels division.

                                    (more)

Mattel Reports 2001 Fourth Quarter and Full Year Results/Page 4

Infant and Preschool

Full year, worldwide gross sales for the Infant and Preschool division, which includes the Fisher-Price, Sesame Street(R) and Disney(R) brands, were $1.6 billion, down 1 percent. Worldwide sales for core Fisher-Price brands increased
by 5 percent and were offset by declines in character brand sales.   While the
successful launch of Tickle Me Elmo Surprise(R) has begun to reinvigorate the Sesame Street brand, its performance was offset by declines in other character brand lines.

For the fourth quarter, the Infant and Preschool division experienced an 8 percent decline at $482.6 million in worldwide gross sales, with core Fisher-Price brands down 1 percent worldwide.

"As I've said before, every year brings with it new challenges -- some planned, others unexpected," said Eckert. "With that said, over the next three to five years, we expect our revenue to grow moderately in the mid-single-digit range and EPS growth to be in the low double-digits at the low end of the range to mid-teens at the high end of the range."

Financial Realignment

Mattel recorded pre-tax charges of $11.2 million in the quarter as part of its $250 million financial realignment plan. The fourth quarter charges are largely related to the planned closure of its North American distribution and manufacturing facilities, and closure of international offices. These charges are included in Cost of Sales ($4.2 million), Other Selling and Administrative Expense ($1.4 million), Restructuring and Other Charges ($2.7 million) and Other Expense ($2.9 million) in the consolidated statement of operations. Since the announcement of the plan in September 2000, Mattel has recorded $175.4 million in pre-tax charges. The company is on target to deliver cumulative cost savings of approximately $200 million from the financial realignment plan.

                                    (more)

Mattel Reports 2001 Fourth Quarter and Full Year Results/Page 5


Live Webcast

Mattel will webcast its 2001 fourth quarter and full year earnings conference call at 5:30 a.m. Pacific time (8:30 a.m. Eastern time) today. The conference call will be simulcast on the "Investors & Media" section of www.mattel.com. To
                                                             --------------
listen to the call, log on to the Web site at least 15 minutes early to register, download and install any necessary audio software. An archive of the call may be accessed beginning three hours after the completion of the live call. To listen to a replay of the call via telephone, interested parties should call on the following numbers: domestic (888) 203-1112 and international + (719) 457-0820. The passcode is 459533. The telephonic playback will be available beginning at 8:30 a.m. Pacific time (11:30 a.m. Eastern time) today for 72 hours.

About Mattel

Mattel, Inc. is the world's largest toy company and the leader in the design, manufacture and marketing of toys. The company's best-selling brands include Barbie(R), Hot Wheels(R), Fisher-Price(R) and American Girl(R). With headquarters in El Segundo, California, Mattel has offices and facilities in 36 countries and sells its products in more than 150 nations throughout the world. The company's corporate Web site can be found at www.mattel.com.
                                                 --------------
                                     -###-

Note: Forward-looking statements included in this release with respect to the financial condition, results of operations and business of the company, which include, but are not limited to sales levels, restructuring, special charges, other non-recurring charges, cost savings, operating efficiencies and profitability, are subject to certain risks and uncertainties that could cause actual results to differ materially from those set forth in such statements. These include without limitation: the company's dependence on the timely development, manufacture, introduction and customer acceptance of new products; significant changes in buying patterns of major customers; adverse changes in general economic conditions in the U.S. and internationally, including adverse changes in the retail environment; the impact of competition on revenues and margins; the effect of currency fluctuations on reportable income; risks associated with foreign operations; unanticipated negative results of litigation, governmental proceedings or environmental matters; and other risks and uncertainties as may be detailed from time to time in the company's public announcements and SEC filings. This release includes forward-looking statements about anticipated revenue and earnings per share growth and cost savings under the company's financial realignment plan. Mattel does not update forward-looking statements and expressly disclaims any obligation to do so.

MATTEL, INC. AND SUBSIDIARIES                                          EXHIBIT I
================================================================================
FINANCIAL HIGHLIGHTS
CONTINUING OPERATIONS - PRO FORMA BEFORE CHARGES
DECEMBER 31, 2001

                                                           Three Months Ended or At                 Year Ended
                                                    -------------------------------------    --------------------------------------
(In millions, except per share amounts)             12/31/2001     12/31/2000    % Change    12/31/2001     12/31/2000     % Change
---------------------------------------             ----------     ----------    --------    ----------     ----------     --------
      Key P&L Data:
      -------------
      Net Sales                                      $ 1,605.1     $  1,575.1        2%       $ 4,804.1      $ 4,669.9          3%

      Gross Margin                                   $   791.7     $    762.5        4%       $ 2,295.1      $ 2,179.4          5%
            % of Net Sales                                49.3%          48.4%                     47.8%          46.7%

      Advertising                                    $   248.3     $    269.8       -8%       $   661.2      $   681.1         -3%
            % of Net Sales                                15.5%          17.1%                     13.8%          14.6%

      SG&A                                           $   284.8     $    265.6        7%       $   934.6      $   908.0          3%
            % of Net Sales                                17.7%          16.9%                     19.5%          19.4%

      Operating Income                               $   242.7     $    216.8       12%       $   640.8      $   558.1         15%
            % of Net Sales                                15.1%          13.8%                     13.3%          12.0%

      Net Income Before Charges                      $   146.0     $    120.6       21%       $   351.6      $   293.3         20%
            % of Net Sales                                 9.1%           7.7%                      7.3%           6.3%

      EPS Before Charges - Diluted                   $    0.33     $     0.28                 $    0.81      $    0.69

      Key Balance Sheet Data:
      -----------------------
      Accounts Receivable, Net                       $   696.6     $    839.6
            Days of Sales Outstanding (DSO)                 37             45

      Inventories                                    $   487.5     $    489.7
            Days of Supply (DOS)                           107            106

      Total Debt Outstanding                         $ 1,269.1     $  1,501.5
            Total Debt-to-Total Capitalization            42.2%          51.7%

      Worldwide Gross Sales:
      ----------------------
      Girls                                          $   765.3     $    754.9                 $ 2,193.2      $ 2,130.2
          % As Reported                                      1%            11%                        3%             5%
          % Local Currency                                   1%            15%                        4%             8%

      Boys/Entertainment                             $   430.6     $    409.2                 $ 1,269.1      $ 1,195.7
          % As Reported                                      5%            -2%                        6%             0%
          % Local Currency                                   5%             3%                        7%             2%

      Infant & Preschool                             $   482.6     $    525.3                 $ 1,621.3      $ 1,636.4
          % As Reported                                     -8%             1%                       -1%             0%
          % Local Currency                                  -9%             5%                       -1%             3%

      Total Company                                  $ 1,690.8     $  1,693.3                 $ 5,104.1      $ 4,981.7
          % As Reported                                      0%             5%                        2%             2%
          % Local Currency                                   0%             8%                        3%             5%

MATTEL, INC. AND SUBSIDIARIES                                         EXHIBIT II
================================================================================

PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
DECEMBER 31, 2001

                                                               Three Months Ended Dec. 31, 2001        Year Ended Dec. 31, 2001
                                                               --------------------------------  -----------------------------------
                                                                                     Pro Forma                            Pro Forma
                                                                   As     Impact of   Before         As       Impact of     Before
(In millions, except per share amounts)                         Reported   Charges    Charges     Reported     Charges     Charges
---------------------------------------                         --------  ---------  ---------  ------------  --------- ------------
Net Sales                                                       $ 1,605.1 $     0.0  $ 1,605.1  $    4,804.1  $    0.0  $   4,804.1
   Cost of sales                                                    817.6       4.2      813.4       2,537.2      28.2      2,509.0
                                                                --------  ---------  ---------  ------------  --------  -----------
Gross Profit                                                        787.5      (4.2)     791.7       2,266.9     (28.2)     2,295.1
   Advertising and promotion expenses                               248.3       0.0      248.3         661.5       0.3        661.2
   Other selling and administrative expenses                        286.2       1.4      284.8         936.1       1.5        934.6
   Restructuring and other charges                                    2.7       2.7        0.0          15.7      15.7          0.0
   Other expense, net                                                 5.9       2.9        3.0          17.4      10.0          7.4
                                                                --------  ---------  ---------  ------------  --------  -----------
Operating Income Before Amortization                                244.4     (11.2)     255.6         636.2     (55.7)       691.9
   Amortization of intangibles                                       12.9       0.0       12.9          51.1       0.0         51.1
                                                                --------  ---------  ---------  ------------  --------  -----------
Operating Income                                                    231.5     (11.2)     242.7         585.1     (55.7)       640.8
   Interest expense                                                  41.1       0.0       41.1         155.1       0.0        155.1
                                                                --------- ---------  ---------  ------------  --------  -----------
Income Before Income Taxes                                          190.4     (11.2)     201.6         430.0     (55.7)       485.7
   Provision for income taxes                                        52.4      (3.2)      55.6         119.1     (15.0)       134.1
                                                                --------- ---------  ---------  ------------  --------  -----------
Income From Continuing Operations                                   138.0 $    (8.0) $   146.0  $      310.9  $  (40.7) $     351.6
  Cumulative effect of change in accounting principles,
    net of tax                                                        0.0       0.0        0.0         (12.0)    (12.0)         0.0
                                                                --------- ---------  ---------  ------------  --------  -----------
Net Income                                                      $   138.0 $    (8.0) $   146.0  $      298.9  $  (52.7) $     351.6
                                                                ========= =========  =========  ============  ========  ===========
Income Per Share - Basic
    Income from continuing operations                           $    0.32  $  (0.02) $    0.34  $       0.72  $  (0.10) $      0.82
    Cumulative effect of change in accounting principles             0.00      0.00       0.00         (0.03)    (0.03)        0.00
                                                                --------- ---------  ---------  ------------  --------  -----------
                                                                $    0.32  $  (0.02) $    0.34  $       0.69  $  (0.13) $      0.82
                                                                =========  ========  =========  ============  ========  ===========
Average Number of Common Shares
  Outstanding - Basic                                               431.8     431.8      431.8         431.0     431.0        431.0
                                                                =========  ========  =========  ============  ========  ===========
Income Per Share - Diluted
    Income from continuing operations                           $    0.31  $  (0.02) $    0.33  $       0.71  $  (0.10) $      0.81
    Cumulative effect of change in accounting principles             0.00      0.00       0.00         (0.03)    (0.03)        0.00
                                                                --------- ---------  ---------  ------------  --------  -----------
                                                                $    0.31  $  (0.02) $    0.33  $       0.68  $  (0.13) $      0.81
                                                                =========  ========  =========  ============  ========  ===========
Average Number of Common and Common
  Equivalent Shares Outstanding - Diluted                           437.5     437.5      437.5         436.2     436.2        436.2
                                                                =========  ========  =========  ============  ========  ===========

                                                               Three Months Ended Dec. 31, 2000        Year Ended Dec. 31, 2000
                                                               --------------------------------  -----------------------------------
                                                                                     Pro Forma                            Pro Forma
                                                                   As     Impact of   Before         As       Impact of     Before
(In millions, except per share amounts)                         Reported   Charges    Charges     Reported     Charges     Charges
---------------------------------------                         --------  ---------  ---------  ------------  --------- ------------
Net Sales                                                       $ 1,575.1 $     0.0  $ 1,575.1  $    4,669.9  $    0.0  $   4,669.9
   Cost of sales                                                    819.2       6.6      812.6       2,569.1      78.6      2,490.5
                                                                --------- ---------  ---------  ------------  --------  -----------
Gross Profit                                                        755.9      (6.6)     762.5       2,100.8     (78.6)     2,179.4
   Advertising and promotion expenses                               270.8       1.0      269.8         685.9       4.8        681.1
   Other selling and administrative expenses                        269.4       3.8      265.6         967.0      59.0        908.0
   Restructuring and other charges                                    0.0       0.0        0.0          15.9      15.9          0.0
   Other expense (income), net                                        9.4      11.9       (2.5)          1.6      20.9        (19.3)
                                                                --------- ---------  ---------  ------------  --------  -----------
Operating Income Before Amortization                                206.3     (23.3)     229.6         430.4    (179.2)       609.6
   Amortization of intangibles                                       12.8       0.0       12.8          52.0       0.5         51.5
                                                                --------- ---------  ---------  ------------  --------  -----------
Operating Income                                                    193.5     (23.3)     216.8         378.4    (179.7)       558.1
   Interest expense                                                  50.1       0.0       50.1         153.0       0.0        153.0
                                                                --------- ---------  ---------  ------------  --------  -----------
Income Before Income Taxes                                          143.4     (23.3)     166.7         225.4    (179.7)       405.1
   Provision for income taxes                                        38.3      (7.8)      46.1          55.2     (56.6)       111.8
                                                                --------- ---------  ---------  ------------  --------  -----------
Income From Continuing Operations                                   105.1     (15.5)     120.6         170.2    (123.1)       293.3
  Loss from discontinued operations, net of tax                     (34.0)    (34.0)       0.0        (601.2)   (601.2)         0.0
                                                                --------- ---------  ---------  ------------  --------  -----------
Net Income (Loss)                                               $    71.1  $  (49.5) $   120.6  $     (431.0) $ (724.3) $     293.3
                                                                =========  ========  =========  ============  ========  ===========
Income Per Share - Basic
    Income from continuing operations                           $    0.25  $  (0.03) $    0.28  $       0.40  $  (0.29) $      0.69
    Loss from discontinued operations                               (0.08)    (0.08)      0.00         (1.41)    (1.41)        0.00
                                                                --------- ---------  ---------  ------------  --------  -----------
                                                                $    0.17  $  (0.11) $    0.28  $      (1.01) $  (1.70) $      0.69
                                                                =========  ========  =========  ============  ========  ===========
Average Number of Common Shares
  Outstanding - Basic                                               426.9     426.9      426.9         426.2     426.2        426.2
                                                                =========  ========  =========  ============  ========  ===========
Income Per Share - Diluted
    Income from continuing operations                           $    0.25  $  (0.03) $    0.28  $       0.40  $  (0.29) $      0.69
    Loss from discontinued operations                               (0.08)    (0.08)      0.00         (1.41)    (1.41)        0.00
                                                                --------- ---------  ---------  ------------  --------- -----------
                                                                $    0.17  $  (0.11) $    0.28  $      (1.01) $  (1.70) $      0.69
                                                                =========  ========  =========  ============  ========  ===========
Average Number of Common and Common
  Equivalent Shares Outstanding - Diluted                           428.5     428.5      428.5         427.1     427.1        427.1
                                                                =========  ========  =========  ============  ========  ===========

MATTEL, INC. AND SUBSIDIARIES                                        EXHIBIT III
================================================================================
CONSOLIDATED STATEMENTS OF OPERATIONS
BEFORE CHARGES

                                                                        For Three Months Ended Dec. 31,
                                                      -----------------------------------------------------------------
                                                                2001                        2000
                                                      --------------------------   -------------------------
(In millions, except per share amounts)                   $ Amt      % Net Sales     $ Amt       % Net Sales   % Change
---------------------------------------               ------------   -----------   ---------     -----------   --------
Net Sales                                             $    1,605.1                 $ 1,575.1                      1.9%
   Cost of sales                                             813.4       50.7%         812.6       51.6%          0.1%
                                                        ----------                 ---------

Gross Profit                                                 791.7       49.3%         762.5       48.4%          3.8%
   Advertising and promotion expenses                        248.3       15.5%         269.8       17.1%         -8.0%
   Other selling and administrative expenses                 284.8       17.7%         265.6       16.9%          7.3%
   Other expense (income), net                                 3.0        0.2%          (2.5)      -0.2%
                                                        ----------                 ---------

Operating Income Before Amortization                         255.6       15.9%         229.6       14.6%         11.3%
   Amortization of intangibles                                12.9        0.8%          12.8        0.8%          0.5%
                                                        ----------                 ---------

Operating Income                                             242.7       15.1%         216.8       13.8%         12.0%
   Interest expense                                           41.1        2.6%          50.1        3.2%        -18.0%
                                                        ----------                 ---------
Income Before Income Taxes                                   201.6       12.6%         166.7       10.6%         20.9%
   Provision for income taxes                                 55.6                      46.1
                                                        ----------                 ---------
Income From Continuing Operations                     $      146.0        9.1%     $   120.6        7.7%         21.0%
                                                        ==========                 =========
Effective Tax Rate                                            27.6%                     27.6%

Basic Income per Share from Continuing Operations     $       0.34                 $    0.28
                                                        ==========                 =========
Diluted Income per Share from Continuing Operations   $       0.33                 $    0.28
                                                        ==========                 =========


                                                                    For Year Ended Dec. 31,
                                                      -----------------------------------------------------
                                                                2001                        2000
                                                      --------------------------   ------------------------
(In millions, except per share amounts)                 $ Amt        % Net Sales     $ Amt      % Net Sales    % Change
---------------------------------------               -----------   ------------   ----------  ------------    --------
Net Sales                                             $   4,804.1                  $  4,669.9                       2.9%
   Cost of sales                                          2,509.0       52.2%         2,490.5       53.3%           0.7%
                                                      -----------                  ----------

Gross Profit                                              2,295.1       47.8%         2,179.4       46.7%           5.3%
   Advertising and promotion expenses                       661.2       13.8%           681.1       14.6%          -2.9%
   Other selling and administrative expenses                934.6       19.5%           908.0       19.4%           2.9%
   Other expense (income), net                                7.4        0.2%           (19.3)      -0.4%
                                                      -----------                  ----------
Operating Income Before Amortization                        691.9       14.4%           609.6       13.1%          13.5%
   Amortization of intangibles                               51.1        1.1%            51.5        1.1%          -0.8%
                                                      -----------                  ----------

Operating Income                                            640.8       13.3%           558.1       12.0%          14.8%
   Interest expense                                         155.1        3.2%           153.0        3.3%           1.4%
                                                      -----------                  ----------
Income Before Income Taxes                                  485.7       10.1%           405.1        8.7%          19.9%
   Provision for income taxes                               134.1                       111.8
                                                      -----------                  ----------
Income From Continuing Operations                     $     351.6        7.3%      $    293.3        6.3%          19.9%
                                                      ===========                  ==========
Effective Tax Rate                                           27.6%                       27.6%

Basic Income per Share from Continuing Operations     $      0.82                  $     0.69
                                                      ============                 ==========
Diluted Income per Share from Continuing Operations   $      0.81                  $     0.69
                                                      ============                 ===========

================================================================================
CONDENSED CONSOLIDATED BALANCE SHEETS
                                                             At Dec. 31,
                                                      -------------------------
(In millions)                                            2001          2000
-------------                                         -----------   -----------
Assets
   Cash and short-term investments                   $      616.6  $      232.4
   Accounts receivable, net                                 696.6         839.6
   Inventories                                              487.5         489.7
   Prepaid expenses and other current assets                291.9         189.8
                                                      -----------   -----------
      Total current assets                                2,092.6       1,751.5

   Property, plant and equipment, net                       626.7         647.8
   Other assets                                           1,821.3       1,902.6
   Net investment in discontinued operations                    -          11.5
                                                      -----------   -----------
      Total Assets                                   $    4,540.6  $    4,313.4
                                                      ===========   ===========

Liabilities and Stockholders' Equity
   Short-term borrowings                             $       38.1  $      226.4
   Current portion of long-term liabilities                 210.1          32.7
   Accounts payable and accrued liabilities               1,109.0       1,042.4
   Income taxes payable                                     239.8         200.9
                                                      -----------   -----------
      Total current liabilities                           1,597.0       1,502.4

   Long-term debt                                         1,020.9       1,242.4
   Other long-term liabilities                              184.2         165.5
   Stockholders' equity                                   1,738.5       1,403.1
                                                      -----------   -----------
       Total Liabilities and Stockholders' Equity    $    4,540.6  $    4,313.4
                                                      ===========   ============